EXHIBIT (d)(4)
                   SUB-ADVISORY AGREEMENT BETWEEN NDR AND AAI,
                       COVERING THE ASSET ALLOCATION FUND


                        INVESTMENT SUB-ADVISORY AGREEMENT

     This Investment Sub-Advisory Agreement (hereinafter the "Agreement") made this ____ day of February, 2002 by and between Aon Advisors, Inc., a Virginia corporation (hereinafter the "Advisor"), an investment advisor registered under the Investment Advisers Act of 1940, and Ned Davis Research, Inc., a Florida corporation (hereinafter the "Sub-Advisor").

1. Furnishing of Documents.
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     1.1 The Advisor has furnished the Sub-Advisor with copies of each of the following documents:

     (a) Agreement and Declaration of Trust of the Aon Funds, a Delaware business trust (hereinafter the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter, the "1940 Act");

     (b)  Bylaws of the Trust as in effect on the date hereof;

     (c) The Trust's effective registration statement on Form N-lA as filed with the Securities and Exchange Commission ("SEC"), which includes all statements of the investment objective, policies and restrictions of the Fund of the Trust referred to below.

     1.2 The Advisor will furnish the Sub-Advisor, from time to time, with copies of all amendments of or supplements to the foregoing, if any.

     1.3 The Sub-Advisor will be entitled to rely on all documents so furnished by the Advisor.

     1.4 The Sub-Advisor has furnished the Advisor with a copy of the current Form ADV of the Sub-Advisor (including Part II thereof) and the Sub-Advisor will furnish the Advisor from time to time, with copies of any amendments or supplements thereto, if any.

2. Services.
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     2.1 Subject to the supervision and approval of the Advisor and the officers and the Board of Trustees (hereinafter the "Board") of the Trust, the Advisor hereby engages the services of the Sub-Advisor in connection with the Advisor's management of the Trust's Asset Allocation Fund (hereinafter the "Fund").

     2.2 The Sub-Advisor hereby agrees to manage the investment and reinvestment of the assets of the Fund, at its own expense, in accordance with the Fund's investment objective, policies and restrictions as stated in the documents referred to in Sections l.1(a), (b) and (c) and Section 1.2 hereof and in compliance with applicable law and related regulations. In particular, the Sub-Advisor shall exercise its best efforts to ensure that the Fund continuously qualifies as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as amended.

     2.3 The Sub-Advisor agrees, for the term of this Agreement, to assume the obligations set forth in this Agreement for the compensation provided and on the other terms and conditions set forth in this Agreement.

     2.4 The Sub-Advisor shall:

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     (a)  provide, or obtain, and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable;

     (b) conduct a continuous program of investment and reinvestment with respect to the Fund's assets and, with respect thereto, the Sub-Advisor is hereby granted full authority by the Advisor to place orders for purchases, sales, exchanges or other dispositions of securities and other instruments for the Fund's account and to manage the investments and any other property of the Fund, and to provide or obtain such services as may be necessary in managing, acquiring or disposing of investments; and

     (c) consult with and report to the Advisor and the Board, or any committees or officers acting pursuant to authority of the Board, at such times and in such manner as the Board or the Advisor may deem appropriate, with respect to the implementation of the investment objective, policies and restrictions of the Fund.

3. Fees.
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     3.1 In consideration of all services rendered pursuant to Section 2 of this
Agreement, the Advisor shall pay to the Sub-Advisor, after the end of each calendar month, a fee, accrued daily and based upon the average daily net asset value of the Fund for the month (or portion thereof during which this Agreement is in effect), at an annual rate of 0.65% of the first $25 million of such daily net asset value, 0.50% of the next $25 million of such daily net asset value, 0.35% of the next $50 million of such daily net asset value and 0.25% thereafter.

     3.2 If on any day there is no determination of the net asset value of the Fund as a result of a suspension of the right of redemption of Fund shares or for any other reason, then for the purpose of this Section 3, the net asset value of the Fund as last determined will be deemed to be the net asset value for such day.

4. Expenses.
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     4.1 The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement.

5. Registration.
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     5.1 The Sub-Advisor is registered with the SEC under the Investment
Advisers Act of 1940, as amended. The Sub-Advisor shall notify Advisor immediately if Sub-Advisor ceases to be so registered as an investment advisor.

6. Fund Transactions and Brokerage.
   --------------------------------

     6.1 The Fund's transactions in equity securities will usually be executed through brokers that will receive a commission paid by the Fund. The Fund's transactions in fixed income and money market securities shall usually be effected with the issuer or with a dealer in such instruments acting as principal on a net basis. The Fund also may purchase underwritten issues, which involve an underwriting discount or commission. Decisions with respect to the purchase and sale of portfolio securities, including allocation of portfolio business and the negotiation of the price of the securities and commissions, if any, are to be made by the Sub-Advisor.

     6.2 Neither the Sub-Advisor nor any company affiliated with it shall act as a broker or dealer for the purpose of executing portfolio transactions for the Fund.

     6.3 The primary consideration in allocating transactions to dealers and brokers shall be prompt and effective execution of orders at the most favorable security prices obtainable ("best execution"). Consideration also may be given to additional factors, such as furnishing of supplemental research and other services deemed to be of value to the Trust, the Fund, the Advisor or the Sub-Advisor. The Sub-advisor is authorized to execute orders with dealers or

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brokers that provide research and security and economic analysis that supplements the research and analysis of the Advisor or Sub-Advisor, as the case may be, even though the spread or commission at which an order is executed may be higher than that which another dealer or broker might charge, provided that the Sub-Advisor determines in good faith that the amount of the spread or commission is reasonable in relation to the value of the services provided. Such research and services include advice as to the value of securities, the advisability of investment in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). The research may be useful to the Advisor or Sub-Advisor in serving other portfolios of the Trust, the Fund and other accounts managed by the Advisor or Sub-Advisor.

7. Similar Activities for Others.
   ------------------------------

     7.1 The services of the Sub-Advisor to the Advisor under this Agreement are not to be deemed exclusive and the Sub-Advisor will be free to render similar services to others so long as its services under this Agreement are not impaired. Investment decisions for the Fund will be made independently from those of other accounts that may be managed by the Advisor or the Sub-Advisor. If, however, accounts managed by the Sub-Advisor are simultaneously engaged in purchases of the same securities, then, pursuant to the authorization of the Board, available securities may be allocated to each account and may be averaged as to price in whatever manner the Sub-Advisor deems to be fair.

     7.2 The Sub-Advisor has disclosed to the Trust and the Fund that this system might adversely affect the price paid by the Fund, or limit the size of the position obtainable for the Fund. To the extent that transactions on behalf of more than one client of the Sub-Advisor during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Trust and the Fund have informed the Advisor that they recognize that there may be an adverse effect on price.

8. Compliance and Maintenance of Records.
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     8.1 The Sub-Advisor agrees to manage the investment and reinvestment of the
Fund's assets in compliance with the 1940 Act and rules and regulations thereunder. The Sub-Advisor also agrees to maintain and preserve, in accordance with the 1940 Act and rules thereunder, and for the periods prescribed by Rule 3la-2 under the 1940 Act, books and records with respect to the Fund's securities transactions required to be maintained by Rule 3la-1 under the 1940 Act.

     8.2 The Sub-Advisor further agrees that all records which it maintains for the Fund are the Trust's property and that the Sub-Advisor will surrender them to the Advisor, the Trust, the Trust's independent auditors, the Board, or as may be required by any government agency having jurisdiction over the Trust, promptly upon written request. The provisions of this Section 8 shall survive any termination of this Agreement.

9. Confidentiality.
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     9.1 The Sub-Advisor agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Advisor or the Board has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities, or is necessary and proper to the Sub-Advisor's fulfilling its duties hereunder.

10. Duration, Termination and Amendment of this Agreement.
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     10.1 This Agreement shall not become effective, and the Sub-Advisor shall not perform any services for or on behalf of the Advisor, unless and until this Agreement is approved by the Board, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the outstanding voting securities of the Fund.

     10.2 If approved as provided above, this Agreement shall continue in effect for two years and from year to year thereafter, but only so long as such continuance is specifically approved at least annually either:

     (a)  by the Board; or

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     (b)  by a vote of a majority of the outstanding voting securities of the
          Fund.

In either event such continuance also must be approved by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Trust, the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

     10.3 This Agreement may, on sixty days' written notice, be terminated at any time, without the payment of any penalty, by the Advisor, the Board, by a vote of a majority of the Fund's outstanding voting securities of the Fund or by the Sub-Advisor.

     10.4 This Agreement shall automatically terminate in the event of its assignment.

     10.5 This Agreement shall automatically terminate in the event of the termination for any reason of the Investment Advisory Agreement relating to the Asset Allocation Fund by and between Aon Funds, a Delaware business trust and Aon Advisors, Inc., a Virginia corporation, dated February ___, 2002.

     10.6 In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act, particularly the definitions of "interested person" and "assignment" and a "majority of the outstanding voting securities," shall be applied.

     10.7 Except as may otherwise be permitted by law, this Agreement shall not be amended without specific approval of such amendment by:

     (a) the vote of a majority of the outstanding voting securities of the Fund; and

     (b) the vote of a majority of the Trustees, including a majority of the Trustees who are not parties to this Agreement and who are not interested persons of the Trust or of the Advisor, cast in person at a meeting called for the purpose of voting on such amendment.

11. Liability of the Sub-Advisor.
    -----------------------------

     11.1 In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Sub-Advisor, or of its officers, directors, agents, employees, controlling persons, shareholders, or any other person or entity affiliated with the Sub-Advisor or retained by it to perform or assist in the performance of its obligations under this Agreement (each of the foregoing, a "Sub-Advisory Affiliate"), neither the Sub-Advisor nor any Sub-Advisory Affiliate shall be subject to liability to the Advisor, the Trust or the Fund or to any shareholder of the Fund or to any other person with a beneficial interest in the Fund or the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by the Advisor, the Trust or the Fund or any shareholder or other person in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

12. Use of Names.
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     12.1 During the term of this Agreement, the Trust shall have the right tot use the Sub-Advisor's name in all materials relating to the Fund; provided, that, prior to the distribution of such materials, the Sub-Advisor has had the opportunity to review such materials an consents in writing to the distribution thereof, such consent not to be unreasonably withheld.

13. Miscellaneous.
    --------------

     13.1 The Sub-Advisor may from time to time employ or associate with any person or persons it may believe to be particularly fitted to assist it in the performance of this Agreement. The compensation of any such persons will be paid by the Sub-Advisor, and no obligation will be incurred by, or on behalf of, the Advisor or the Trust with respect to them. In addition, the Advisor understands that the persons employed by the Sub-Advisor to assist in the performance of its duties hereunder will not devote their full time to those duties, and that nothing contained herein

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will be deemed to limit or restrict the Sub-Advisor's right or the right of any of the Sub-Advisor's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

     13.2 The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and same instrument.

     13.4 It is intended by the parties that this Agreement be governed by the law of the State of Illinois; however, this Agreement is also governed by, and subject to, the 1940 Act, and rules thereunder, including such exemptions therefrom as the SEC may grant.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized.

Attest:                                   Aon Advisors, Inc.


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Secretary                                 President





Attest:                                   Ned Davis Research, Inc.


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Secretary                                 President



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